SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒    Definitive Additional Materials
☐     Soliciting Material Pursuant to Rule 14a-12
Web.com, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

FAQ located at http://www.web.com/ir
Investor FAQ for Web.com & Website Pros Merger
On August 29, 2007 Web.com began mailing the Joint Proxy Solicitation and Proxy Cards to all of its shareholders. The Joint Proxy Solicitation describes the proposed merger between Web.com, Inc. (“Web.com”) and Website Pros, Inc. (“Website Pros”). If you are a Web.com shareholder and have questions about the process for soliciting proxies or about the process through which shareholders can elect to receive either cash or stock of Website Pros in exchange for their shares in Web.com, please review this document as it provides answers to many of these common questions.
I am a Web.com shareholder. How do I make an election to receive either cash or stock?
All Web.com shareholders have the ability to elect to receive either stock or cash at the Closing of the proposed transaction, subject to adjustment as described in the merger agreement.
The method for choosing cash or stock depends on whether the shareholder holds shares in “registered form” or in “beneficial form.”
A shareholder with “registered shares” has his/her name and address recorded with Web.com’s Transfer Agent, Wells Fargo Shareholder Services. Shares that are “registered” with the Transfer Agent are sometimes also referred to as being held in “book entry form.”
A beneficial holder does not have a record with the Transfer Agent. Most shareholders who have purchased Web.com shares through a broker hold their shares in beneficial form (sometimes also called “street name”).
Registered Shareholders
Web.com shareholders who have “registered shares” will receive an Election Form at the same time they receive their Joint Proxy Solicitation and Proxy Cards. Registered Web.com shareholders should complete the Election Form and following the instructions on the Election Form for returning it to the transfer agent.
Beneficial Shareholders
Beneficial Shareholders must contact their broker, bank or other nominee where they hold their Web.com shares to give instructions to their broker, bank or nominee with respect to electing cash or stock. Each broker has different requirements and procedures for handling these kinds of instructions, so Web.com cannot tell its beneficial shareholders how the broker will handle this process.
Web.com is mailing a supplemental notice to beneficial shareholders to remind them to contact their brokers with respect to the shares they own in “street name”. That mailing will be sent during the week of September 10, 2007.
Beneficial shareholders must contact their brokers to elect to receive stock or cash upon the closing of the transaction. Beneficial shareholders cannot make this election directly through the transfer agent or through Web.com. If you do not make an election or if you submit a form that does not meet the requirements that the Exchange Agent has established, you will be deemed to have elected to receive stock
I don’t know if I own registered shares or beneficial shares. How can I tell which kind I own?
The best way to determine your status is to contact the broker or other institution where you maintain your shares.

If you have a physical stock certificate that represents Web.com shares you are probably a registered shareholder with respect to those shares. You should contact Wells Fargo Shareholder Services at 800-468-9716 to confirm that you are a registered shareholder.
I have Web.com shares in several different accounts. Can I just fill out one form to make my election for all of my shares?
No. You will need to contact the broker or other institution for each of your various accounts. You cannot process an election through the Transfer Agent or by calling Web.com.
To view the general election card that was sent out in the Proxy mailing, please click here. If your broker cannot use this election card, request the proper election form from your broker and use this general election card as a guide.
Remember, if you do not make an election or if you submit a form that does not meet the requirements that the Exchange Agent has established, you will be deemed to have elected to receive stock with respect to all Web.com shares held by you.
What is the deadline to make my election to receive stock or cash?
Registered shareholders must submit a properly completed Election Form to the Transfer Agent on or before 5:00 p.m., Pacific Time, on September 26, 2007.
Beneficial shareholders must satisfy the requirements of their brokers with respect to their election. Web.com does not know what deadlines individual brokers may establish for their clients, but all brokers are required to submit their institutional elections no later than 5:00 p.m., Pacific Time, on September 26, 2007.
When is the Web.com shareholder meeting?
Web.com will hold its shareholder meeting on September 25th at 8:30 a.m. ET. To read the press release announcing the shareholder date, please refer to this link, http://ir.websitepros.com/releasedetail.cfm?ReleaseID=261911.
Forward-Looking Statements
This “Frequently Asked Questions from Web.com Shareholders” includes forward-looking statements, including those regarding the proposed merger of Website Pros and Web.com and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Website Pros’ and Web.com’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, each of Website Pros’ and Web.com’s 10-Ks for the year ended December 31, 2006 and 10-Q’s for the quarter ended June 30, 2007. Copies of Website Pros’ and Web.com’s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. You can also obtain Website Pros’ report through its Web site at http://www.websitepros.com and Web.com’s reports through its Web site at http://www.web.com. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the merger may not be consummated, the potential benefits of the merger may not be realized, the operating results of Website Pros and Web.com could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Website Pros and Web.com undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
Additional Information about the Proposed Transaction
In connection with the proposed transaction, Website Pros and Web.com have filed a joint proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF WEB.COM AND WEBSITE PROS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANIES WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by Website Pros and Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Investor Relations at 303 Peachtree Center Ave, 5th Floor, Atlanta, GA 30303 or emailing investor@corp.web.com, and stockholders of Website Pros may obtain free copies of the documents filed with the SEC by contacting Investor Relations at 12735 Gran Bay Parkway West, Jacksonville, Florida 32258 or emailing kori.doherty@icrinc.com. You may also read and copy any reports, statements and other information filed by the companies with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Web.com, Website Pros and their executive officers and directors may be deemed to be participants in the solicitation of proxies from their stockholders in favor of the proposed transaction. Certain executive officers and directors of each company have interests in the transition that may differ from the interests of stockholders generally. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
No other information contained or referenced on Web.com’s website is herein incorporated by reference to this FAQ or any other information provided to Web.com shareholders in connection with the merger.

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